SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2012

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On March 22, 2012, Banner Corporation, the parent company of Banner Bank and Islanders Bank,  announced the termination of the memorandum of understanding (MOU) dated March 23, 2010 by and between Banner Bank and the Federal Deposit Insurance Corporation and the Washington State Department of Financial Institutions.  The termination of the MOU was effective March 19, 2012.

“After eight quarters of achieving steady and consistent improvements in the overall condition and operating results of Banner Bank, we are pleased to have attained this important milestone as we continue to effectively execute on our strategies to strengthen our franchise,” said Mark J. Grescovich, President and Chief Executive Officer of both Banner Corporation and Banner Bank.  “I would like to thank the entire Banner Bank team for the dedication and commitment that produced these positive results.  With a solid capital foundation, we are well positioned to grow our institution and focus on sustainable profitability.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: March 22, 2012	By: /s/Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer